                                                                   EXHIBIT 10.13


08/21/97                                                               12/01/92


                                     LEASE

         THIS INDENTURE of lease, dated as of the 3rd day of September, 1997, by and between OPUS SOUTHWEST CORPORATION, a Minnesota corporation, owner of the Complex (as hereinafter defined), hereinafter referred to as "Lessor", and VANSTAR CORPORATION, a Delaware corporation.

                                  WITNESSETH:

         That Lessor, in consideration of the rents and covenants hereinafter set forth, does hereby lease and let unto Lessee, and Lessee does hereby hire and take from Lessor, that certain space shown and designated on the site plan attached hereto and made a part hereof as Exhibit A, which space consists of a minimum of 85,852 square feet on the ground floor (except as hereinafter provided), located in the office and warehouse complex known and described as Tempe Commerce Park located in Tempe, Arizona, and the Premises is located at 7333 South Hardy Road, Tempe, Arizona 85253. In the event Lessee's space plan for the Premises as mutually approved by Lessor and Lessee, in accordance with the terms of this Lease, Lessor hereby agrees to construct not less than 14,000 square feet of space on a mezzanine level. The aforesaid space leased and let unto Lessee is hereinafter referred to as the "Premises"; the land (including all easement areas appurtenant thereto) upon which the building ("Building") of which the Premises are a part is hereinafter referred to as the "Property"; and the Property and all buildings and improvements and personal property of Lessor used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities, if any, are hereinafter called the "Complex". The parties hereto acknowledge and agree that Lessor shall construct, as a part of the Tenant Improvements (as defined in Article XXIX hereof), an approximate 20,000 to 24,000 square foot area located at the southern end of the Building (the "Temporary Space") for occupancy by Lessee prior to substantial completion of the balance of the Premises. The Temporary Space, together with the balance of the Premises, is sometimes hereinafter referred to "Permanent Premises".

         Lessee hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, commencing, with respect to the Temporary Space, upon substantial completion of the Temporary Space, and commencing, with respect to the Permanent Premises, upon substantial completion of the Permanent Premises, which Lessor estimates will occur on or about the 1st day of February, 1998. The term of this Lease shall end on the date 10 years following the date of substantial completion of the Permanent Premises unless sooner terminated in the manner provided hereinafter, to be occupied and used by Lessee for general office and warehouse purposes and for no other purpose, subject to the covenants and agreements hereinafter contained.

ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Normandale Properties Southwest Corporation, 4742 North 24th Street, Suite 100, Phoenix, Arizona 85016, Attention: Accounting Department, after October 1, 1997, to Lessor at c/o Normandale Properties Southwest Corporation, 2415 East Camelback, Suite 850, Phoenix, Arizona 85016,
Attention: Accounting Department, or at such other place as Lessor from time to time may designate in writing, an annual rental as hereinafter set forth, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:

          APPLICABLE PORTION                 ANNUAL
               OF TERM                      BASE RENT
          ------------------                ---------
              Years 1-5                      $10.64
              Years 6-10                     $11.96

         If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

ARTICLE II. ADDITIONAL RENT: In addition to the Base Rent payable by Lessee under the provisions of Article I hereof, Lessee shall pay to Lessor "Additional Rent" as hereinafter provided for in this Article II. All sums under this Article II and all other sums and charges required to be paid by Lessee under this Lease (except Base Rent), however denoted, shall be deemed to be "Additional Rent". If any such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

         For purposes of this Article II, the parties hereto agree upon the following Definitions:

         A. The term "Lease Year" shall mean each of those calendar years commencing with and including the year during which the term of this Lease commences, and ending with the calendar year during which the term of this Lease (including any extensions or renewals) terminates.

         B. The term "Real Estate Taxes" shall mean and include all personal property taxes of Lessor relating to Lessor's personal property located in the Complex and used or useful in connection with the operation and maintenance thereof, real estate taxes and installments of special assessments, including interest thereon, relating to the Property and the Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Complex is located or any political subdivision thereof, against Lessor or all or any part of the Complex as a result of Lessor's ownership of the Property or the Complex, and payable during the respective Lease Year. The term "Real Estate Taxes" shall also include any assessments or other charges imposed against Lessor or all or any part of the Complex and payable during the respective Lease Year as a result of the Complex being subject to any covenants, conditions or restrictions now or hereafter recorded, as the same may be amended from time to time. It shall not include any net income tax, estate tax or inheritance tax.

         C. The term "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and the Complex as determined by Lessor's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums (including insurance premiums for rent insurance), maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing and janitorial services, trash and rubbish removal, wages payable to employees of Lessor whose duties are connected with the operation and maintenance of the Property and the Complex (but only for the portion of their time allocable to work related to the Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and the Complex, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and the Complex, all payroll taxes, unemployment insurance costs, vacation allowances and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits, and any other expense imposed on Lessor or its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Complex, reasonable attorneys, fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of a warehouse complex and not specifically set forth herein, including reasonable management fees and the costs of a building office at the Complex. The term "Operating Expenses" shall not include any capital improvement to the Complex other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Lessor of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent, depreciation allowance or expense. Notwithstanding the foregoing, in the event Lessor installs equipment in or makes improvements or alterations to the Complex which are for the purpose of reducing energy costs, maintenance costs or other Operating Expenses or which are required under any governmental laws, regulations or ordinances which were not required at the date of commencement of the term of this Lease, Lessor may include in Operating Expenses reasonable charges for interest on such investment and reasonable charges for depreciation on the same so as to amortize such investment over the reasonable life of such equipment, improvement or alteration on a straight line basis. Operating Expenses shall also be deemed to include expenses incurred by Lessor in connection with city sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility to which Lessor or the Complex is from time to time subject in connection with operations of the Property and the Complex.

         D. The term "Lessee's Pro Rata Share of Real Estate Taxes" shall mean that percentage of the Real Estate Taxes determined by dividing (i) the actual total square footage of the Premises by (ii) the actual total square footage of the Building for the applicable Lease Year, and the term "Lessee's Pro Rata Share of Operating Expenses" shall mean that percentage of the Real Estate Taxes determined by dividing (i) the actual total square footage of the Premises by (ii) the actual total square footage of the Building for the applicable Lease Year. Notwithstanding the foregoing, the percentages for

                  Lessee's Pro Rata Share of Operating Expenses and for Lessee's Pro Rata Share of Real Estate Taxes shall be amended each Lease Year to the greater of the following: (i) if the total rentable area leased in the Complex (pursuant to leases under which the term has commenced) is ninety-five percent (95%) or less than the total rentable area of the Complex, the percentages shall be that which the rentable area of the Premises bears to ninety-five percent (95%) of the total rentable area of the Complex for such Lease Year; or (ii) if the total rentable area leased in the Complex (pursuant to leases under which the term has commenced) is greater than ninety-five percent (95%), the percentages shall be that which the rentable area of the Premises bears to the actual rentable area of the Complex for such Lease Year. Rentable area shall in no event include basement storage space or garage space.

         E. Anything herein to the contrary notwithstanding, it is agreed that in the event the Complex is not fully occupied during any calendar year or Lease Year, a reasonable and equitable adjustment shall be made by Lessor in computing the Operating Expenses for such year so that the Operating Expenses shall be be adjusted to the amount that would have been incurred had the Complex been fully occupied during such year.

         As to each Lease Year after the term of this Lease commences, Lessor shall estimate for each such Lease Year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Lessee's Pro Rata Share of Real Estate Taxes; (iv) Lessee's Pro Rata Share of Operating Expenses;
(v) the computation of the annual and monthly rental payable during such Lease Year as a result of increases or decreases in Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses. Said estimate shall be in writing and shall be delivered or mailed to Lessee at the Premises.

         Lessee shall pay, as Additional Rent, the amount of Lessee's Pro Rata Share of Real Estate Taxes for each Lease Year and Lessee's Pro Rata Share of Operating Expenses for each Lease Year, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year. In the event that said estimate is delivered to Lessee after the first day of January of the applicable Lease Year, said amount, so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month over the balance of such Lease Year, with the number of installments being equal to the number of full calendar months remaining in such Lease Year.

         From time to time during any applicable Lease Year, Lessor may reestimate the amount of Real Estate Taxes and Operating Expenses and Lessee's Pro Rata Share thereof, and in such event Lessor shall notify Lessee, in writing, of such reestimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the reestimated amount over the balance of such Lease Year after giving credit for payments made by Lessee on the previous estimate.

         Upon completion of each Lease Year, Lessor shall cause its accountants to determine the actual amount of Real Estate Taxes and Operating Expenses for such Lease Year and Lessee's Pro Rata Share thereof and deliver a written certification of the amounts thereof to Lessee after the end of each Lease Year. If Lessee has paid less than its Pro Rata Share of Real Estate Taxes or its Pro Rata Share of Operating Expenses for any Lease Year, Lessee shall pay the balance of its Pro Rata Share of the same within ten (10) business days after the receipt of such statement. If Lessee has paid more than its Pro Rata Share of Real Estate Taxes or its Pro

Rata Share of Operating Expenses for any Lease Year, Lessor shall, at Lessee's option, either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Lessor for its estimate of Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses for the next following Lease Year. A pro rata adjustment shall be made for a fractional Lease Year occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Lease Year as compared to three hundred sixty-five (365) days and all additional sums payable by Lessee or credits due Lessee as a result of the provisions of this Article II shall be adjusted accordingly.

         Further, Lessee shall pay, also as Additional Rent, all other sums and charges required to be paid by Lessee under this Lease, and any tax or excise on rents, gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America or the state in which the Complex is located or any political subdivision thereof, or any city or municipality, against Lessor in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Lessor's receipt of such rents or other charges accruing under this Lease; provided, however, Lessee shall have no obligation to pay net income taxes of Lessor.

         ARTICLE III. LATE CHARGE AND OVERDUE AMOUNTS - RENT INDEPENDENT:
Lessee shall pay to Lessor, as liquidated damages, a late charge equal to five percent (5%) of any amount not paid on the date when the same is due to compensate Lessor for its costs in connection with such late payment by Lessee. The assessment or collection of a late charge hereunder shall not constitute the waiver by Lessor of a default by Lessee under this Lease and shall not bar the exercise by Lessor of any rights or remedies available under this Lease. In addition, any installment of Base Rent, Additional Rent or other charges to be paid by Lessee accruing under the provisions of this Lease, which shall not be paid when due, shall bear interest at the rate of eighteen percent (18%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. Lessee's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Lessor. Base Rent and Additional Rent are sometimes collectively referred to as "rent". Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

         ARTICLE IV. POSSESSION OF PREMISES: Lessor anticipates that Lessor will require approximately eight (8) weeks following execution of this Lease and delivery by Lessee of a final, approved, space plan for substantial completion of the Temporary Space, which schedule is based upon an expedited review process by the City of Tempe. If Lessor shall be unable to give possession of the Permanent Premises on the completion date contained in the construction schedule to be mutually agreed upon by Lessor and Lessee and delivered by Lessor to Lessee (which construction schedule shall be delivered to Lessee concurrently with Lessor's receipt of a building permit for the Tenant Improvements) ("the Target Commencement Date") because the construction of the Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date; provided, however, that if substantial completion of the Tenant Improvements (as hereinafter defined) is not achieved within sixty (60) days following the Target Commencement Date (provided, however, that if delay in substantial completion of the Tenant Improvements is caused or contributed to by act or neglect of Lessee or those acting for or under Lessee, or by labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor or building materials, action or nonaction of public utilities, or of local, state or federal governments affecting the Tenant Improvements (such as a delay in the issuance of a certificate of occupancy or other governmental approvals), or other causes beyond Lessor's reasonable control, then the Target Commencement Date shall be extended for the additional time caused by such delay), then Lessor shall afford Lessee one day of occupancy, free of Base Rent and Additional Rent, for each one day of delay between the date which is sixty (60) days after the Target Commencement Date and the actual commencement date, up to a maximum of ninety (90) days of such free occupancy. In the event Lessor is unable to deliver the substantially completed Premises to Lessee on or before the date 150 days following the Target Commencement Date, then either party may thereafter terminate this Lease by delivery of written notice thereof to the other party on or before Lessor's substantial completion of the Tenant Improvements. For purposes of this Article IV, substantial completion of the Tenant Improvements shall be deemed to have occurred when the only Tenant Improvement work remaining to be completed is such work which can be accomplished without material adverse interference with Lessee's business. Except as specifically set forth in the preceding provisions of this Article IV, if Lessor shall be unable to give possession of the Premises on the Target Commencement Date because the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession of said date. Under said circumstances, the rent reserved and covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier (subject to Lessee's right to abatement of rent as set forth in the first sentence of this Article), and failure to give possession on the Target Commencement Date shall in no way affect the validity of this Lease or the obligations of Lessee hereunder; provided, however, that if the date of commencement of the initial term is delayed beyond the Target Commencement Date, the expiration date of the initial term shall be extended to provide for a full ten-year zero-month initial term of this Lease; and provided further, however, if Lessee receives an abatement of Base Rent and Additional Rent pursuant to the first sentence of this Article, then the expiration date of the initial term shall be further extended by the same number of days as within such abatement period. If Lessee is given and accepts possession of the Premises on a date earlier than the Target Commencement Date, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

         The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the provisions of this Lease in all respects unless Lessee notifies Lessor in writing within sixty (60) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose.

         ARTICLE V. SERVICES:

         A. All electric lighting bulbs and tubes and all ballasts and starters within the Premises shall be replaced by Lessee at the expense of Lessee.

         B. Subject to Article II hereof, Lessor shall provide maintenance in good order, condition and repair of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Lessor shall keep and maintain the landscaped area and parking facilities in a neat and orderly condition. Lessor reserves the right to designate areas of the appurtenant parking facilities where Lessee and its agents, employees and invitees shall park and may exclude Lessee, its agents, employees and invitees from parking in other areas as designated by Lessor; provided, however, Lessor shall not be liable to Lessee for the failure of any tenant or its invitees, employees, agents or customers to abide by Lessor's designations or restrictions.

         No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel or supplies, or other causes shall be deemed an eviction or disturbance of Lessee's use and possession, or render Lessor liable for damages, by abatement of rent or otherwise or relieve Lessee from any obligation herein set forth. In no event shall Lessor be required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary guidelines or laws, ordinances or regulations of governmental authority.

ARTICLE VI. USE: The Premises shall be used for general office and warehouse purposes and for carrying on such activities as may be incidental thereto and for no other purpose; provided, however, Lessee may not use or occupy the Premises, or knowingly permit the Premises to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation or any covenant, condition or restriction now or hereafter applicable thereto, or in any manner which would violate any certificate of occupancy or permit affecting the same, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any part thereof, substantially to diminish (reasonable wear and tear excepted) or which would constitute a private or public nuisance or waste, and Lessee agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

ARTICLE VII. CERTAIN RIGHTS RESERVED BY LESSOR: Lessor reserves the following rights exercisable without notice and without liability to Lessee and without effecting an eviction, constructive or actual, or disturbance of Lessee's use or possession, or giving rise to any claim for setoff or abatement of rent:

         A. To control, install, affix and maintain any and all signs on the Property, or on the exterior of the Complex and in any common corridors, entrances and other common areas thereof, except those signs within the Premises not visible from outside the Premises.

         B. To reasonably designate, limit, restrict and control any service in or to the Complex, including but not limited to the designation of sources from which Lessee may obtain sign painting and lettering. Any restriction, designation, limitation or control imposed by reason of this subparagraph shall be imposed uniformly on Lessee and other tenants occupying space in the Complex.

         C. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises. No locks shall be changed without the prior written consent of Lessor. This provision shall not apply to Lessee's safes or other areas maintained by Lessee for the safety and security of monies, securities, negotiable instruments or like items.

         D. To make repairs, improvements, alterations, additions or installations, whether structural or otherwise, in and about the Complex, or any part thereof, and for such purposes to enter upon the Premises during regular business hours with at least 24 hours prior notice (except in the event of an emergency), and during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in the Complex and to interrupt or temporarily suspend services and facilities.

         E. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Complex and to require all such items to be moved into and out of the Complex and the Premises only at such times and in such manner as Lessor shall direct in writing.

ARTICLE VIII. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make any improvements, alterations, additions or installations in or to the Premises (hereinafter referred to as the "Work") without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed except in the event that any such Work involves or affects the roof or the structural, mechanical, electrical, plumbing, or fire/life safety systems in the Premises or the Complex, in which event such consent may be withheld in Lessor's sole discretion. Along with any request for Lessor's consent and before commencement of the Work or delivery of any materials to be used in the Work to the Premises or into the Complex, Lessee shall furnish Lessor with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and licenses, an indemnification in such form and amount as may be reasonably satisfactory to Lessor. Lessee agrees to defend and hold Lessor forever harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with said improvements, alterations, additions or installations. All Work shall be done only by contractors or mechanics reasonably approved by Lessor and at such time and in such manner as Lessor may from time to time reasonably designate. All work done by Lessee or its agents, employees or contractors shall be done in such a manner as to avoid labor disputes. Lessee shall pay the cost of all such improvements, alterations, additions or installations (including a reasonable charge for Lessor's services and for Lessor's inspection and engineering time) and the cost of painting, restoring or repairing the Premises and the Complex occasioned by such improvements, alterations, additions or installations. Upon completion of the Work, Lessee shall furnish Lessor with contractor's affidavits, cull and final waivers of liens and receipted bills covering all labor and materials expended and used. The Work shall comply with all insurance requirements and all laws, ordinances, rules and regulations of all governmental authorities and shall be constructed in a good and workmanlike manner. Lessee shall permit Lessor to inspect construction operations in connection with the Work. Lessee shall not be allowed to make any improvements, alterations, additions or installations if such action results or would result in a labor dispute or otherwise would materially interfere with Lessor's operation of the Complex. Lessor, by written notice to Lessee giving at or prior to termination of this Lease, may require Lessee, at Lessee's sole cost and expense, to remove any improvements exclusive of Tenant Improvement as set forth herein, alterations, additions or installations installed by Lessee in the Premises and to repair or restore any damage caused by the installation and removal of such improvements, alterations, additions or installations; provided, however, the only improvements, additions or installations which Lessee shall remove shall be those specified in Lessor's notice. Lessee shall keep the Premises and the Complex free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee, and shall indemnify, protect, defend and hold harmless Lessor from any liens and encumbrances arising out of any work performed or material furnished by or at the direction of Lessee. In the event that Lessee shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of and/or defense against the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable as Additional Rent to Lessor by Lessee on demand with interest at the rate provided in
Article III accruing from the date paid or incurred by Lessor until reimbursed to Lessor by Lessee.

ARTICLE IX. REPAIRS: Subject to Article X hereof, Lessee shall, during the term of this Lease, at Lessee's expense, keep the Premises in as good order, condition and repair as they were at the time Lessee took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Lessee shall keep the Premises in a neat and sanitary condition, and Lessee shall not commit any nuisance or waste on the Premises or in, on or about the Complex, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by the Lessor. All uninsured damage or injury to the Premises or to the Complex caused by Lessee moving furniture, fixtures, equipment or other devices in or out of the Premises or the Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Lessee or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct or other cause of Lessee or its servants, employees, agents, visitors or licensees, shall be repaired, restored and replaced promptly by Lessee at its sole cost and expense to the satisfaction of Lessor. All repairs, restorations and replacements shall be in quality and class equal to the original work.

         Lessor and its employees and agents shall have the right to enter the Premises during or as a result of any emergency, or at any reasonable time or times for the purpose of inspection, cleaning, repairs, altering or improving the same but nothing contained herein shall be construed as imposing any obligation on Lessor to make any repairs, alterations or improvements which are the obligation of Lessee.

         Lessee shall give written notice to Lessor at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Lessor for a joint inspection of the Premises. In the event of Lessee's failure to give such notice and arrange such joint inspection, Lessor's inspection at or after Lessee's vacation of the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration hereunder.

ARTICLE X. INSURANCE: Lessor shall keep the Complex insured for the benefit of Lessor in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

     (a)  loss or damage by fire; and

     (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion and such other coverage as may be deemed necessary by Lessor, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Complex.

         These insurance provisions shall in no way limit or modify any of the obligations of Lessee under any provision of this Lease. Lessor agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessee, and Lessor waives, releases and discharges Lessee from all claims or demands whatsoever which Lessor may have or acquire arising out of damage to or destruction of the Complex or loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessee or its agents, employees, customers or business invitees, or otherwise, and Lessor agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing, Lessee shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Complex if such damage or destruction is occasioned by the negligence or fault of Lessee, its agents or employees. Insurance premiums paid thereon shall be a portion of the "Operating Expenses" described in Article II hereof. Notwithstanding the above, in the event a release of Lessee or waiver of subrogation as to Lessee (without invalidation of coverage) becomes generally unavailable in insurance policies as to commercial warehouse projects similar to the Complex, the release and any waiver of subrogation above provided for shall cease upon written notice by Lessor to Lessee of such event. Thereafter, Lessee may, upon written notice to Lessor, require Lessor to secure a waiver of subrogation as to Lessee if (a) a right to waive subrogation as to Lessee thereafter becomes available without increased premium, or (b) a right to waive subrogation as to Lessee becomes available and Lessee pays any increased premium required in connection therewith.

         Lessee shall keep all of its machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody or control of Lessee) and business interests which may be located in, upon or about the Premises insured for the benefit of Lessee in an amount equivalent to the full replacement value or insurable value thereof against:

     (a)  loss or damage by fire; and

     (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenants machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion and such other coverage as Lessee may deem appropriate or necessary.

         Lessee agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause as to Lessor, and Lessee waives, releases and discharges Lessor and its agents, employees and contractors from all claims or demands whatsoever which Lessee may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Lessor or its agents, employees, contractors or otherwise, and Lessee agrees to look to the insurance coverage only in the event of such loss.

         Lessor shall, as a portion of the Operating Expenses defined in
Article II, maintain, for its benefit and the benefit of its managing agent, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Complex, such insurance to afford protection to Lessor and its managing agent.

         Lessee shall, at Lessee's sole cost and expense but for the mutual benefit of Lessor, its managing agent and Lessee, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Lessor, its managing agent and Lessee to the limit of not less than One Million and No/100 Dollars ($1,000,000.00) in respect to the injury or death to a single person, and to the limit of not less than Three Million and No/100 Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) in respect to any property damage. Such policies of insurance shall be written in companies reasonably satisfactory to Lessor, naming Lessor and its managing agent as additional insureds thereunder, and such policies, or a memorandum or certificate of such insurance, shall be delivered to Lessor endorsed "Premium Paid" by the company or agent issuing the same or accompanied by other evidence satisfactory to Lessor that the premium thereon has been paid. At such time as insurance limits required of tenants in warehouse buildings in the area in which the Complex is located are generally increased to greater amounts, Lessor shall have the right to require such greater limits as may then be customary. Lessee agrees to include in such policy the contractual liability coverage insuring Lessee's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Lessor. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         Except to the extent of any claims, losses, costs, liabilities, actions or damages arising from the gross negligence or willful misconduct of Lessor, Lessee agrees to indemnify, protect, defend and hold harmless Lessor and Lessor's partners, shareholders, employees, lender and managing agent harmless from and against any and all claims, losses, costs, liabilities, actions and damages, including without limitation attorneys' fees and costs, by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Lessee or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Lessee or its agents or employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and the Complex, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

         Lessee agrees, to the extent not expressly prohibited by law, that Lessor and Lessor's agents, employees and servants shall not be liable, and Lessee waives all claims for damage to property and business sustained during the term of this Lease by Lessee occurring in or about the Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Complex or any part thereof, or from equipment or appurtenances becoming out of repair, or from accident, or from any occurrence or act or omission of Lessor, Lessor's agents, employees or servants (except for any act or omission involving the gross negligence or willful misconduct of Lessor or its agents, employees, servants or contractors), any tenant or occupant of the Complex or any other person. This paragraph shall apply especially, but not exclusively, to damage caused as aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

         Anything herein to the contrary notwithstanding, in the event any damage to the Complex results from any act or omission of Lessee, its agents, employees or invitees, and all or any portion of Lessor's loss is within the "deductible" portion of Lessor's insurance coverage, Lessee shall pay to Lessor the amount of such deductible loss (not to exceed $1,000 per event). All property in the Complex or on the Premises belonging to Lessee or its agents, employees or invitees or otherwise located at the Premises, shall be at the risk of Lessee only, and Lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Lessee agrees to defend and hold Lessor and Lessor's agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect in any other way any fire or other insurance upon the Complex or any of its contents, or cause a cancellation of any insurance policy covering the Complex or any of its contents. Notwithstanding anything to the contrary contained herein, Lessee shall promptly, upon demand, reimburse Lessor for the full amount of any additional premium charged for such policy by reason of Lessee's failure to comply with the provisions of this paragraph, it being understood that such demand for reimbursement shall not be Lessor's exclusive remedy. Lessee shall promptly, upon demand, reimburse Lessor for any additional premium charged for any such policy by reason of Lessee's failure to comply with the provisions of this Article.

         In the event Lessee fails to provide Lessor with evidence of insurance required under this Article X, Lessor may, but shall not be obligated to, without further demand upon Lessee, and without waiving or releasing Lessee from any obligation contained in this Lease, obtain such insurance and Lessee agrees to repay, upon demand, all such sums incurred by Lessor in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Lessor shall relieve Lessee from any default under this Lease.

ARTICLE XI. ASSIGNMENT AND SUBLETTING: Lessee shall not, without the prior written consent of Lessor, which consent shall not be withheld unreasonably,
(i) transfer, pledge, mortgage or assign this Lease or any interest hereunder;
(ii) permit any assignment of this Lease by voluntary act, operation of law or otherwise; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Lessee and its agents and employees. Lessee shall seek such written consent of Lessor by a written request therefor, setting forth such information as Lessor may deem necessary. Lessee shall, by notice in writing, advise Lessor of Lessee's intention, from, on and after a stated date (which shall not be less than thirty (30) days after the date of Lessee's notice), to assign this Lease or to sublet any part or all of the Premises for the balance or any part of the term. Lessee's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor. In such event, Lessor shall have the right, to be exercised by giving written notice to Lessee within thirty (30) days after receipt of Lessee's notice, to recapture the space described in Lessee's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Lessee's notice. Lessee's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Lessor with Lessee's notice. If Lessee's notice shall cover all of the Premises, and Lessor shall have exercised its foregoing recapture right, the term of this Lease shall expire and end on the date stated in Lessee's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however, this Lease be canceled with respect to less than the entire Premises, the Base Rent and Additional Rent shall be equitably adjusted by Lessor with due consideration of the size, location, type and quality of the portion of the Premises so remaining after the "recapture" and such rent shall be reduced accordingly from and after the termination date for said portion, and this Lease as so amended shall continue thereafter in full force and effect. The rent adjustments provided for herein shall be evidenced by an amendment to this Lease executed by Lessor and Lessee. If this Lease shall be terminated in the manner aforesaid, either as to the entire Premises or only a portion thereof, to such extent the term of this Lease shall end upon the appropriate effective date of the proposed sublease or assignment as if that date had been originally fixed in this Lease for such expiration, and in the event of a termination affecting less than the entire Premises, Lessee shall comply with Article XIV ("Surrender of Premises") of this Lease with respect to such portion of the Premises affected thereby.

         In the event of any termination pursuant to this paragraph, Lessee shall, at its sole cost and expense, discharge in full (i) any outstanding commission obligation on the part of Lessor with respect to that part of this Lease so terminated, and (ii) any commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the subject portion of the Premises is "recaptured" pursuant thereto and rented by Lessor to the proposed tenant or any other tenant.

         If Lessor, upon receiving Lessee's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, Lessor will not unreasonably withhold its consent to Lessee's assignment of the Lease or subletting such space to the party identified in Lessee's notice, provided, however, that in the event Lessor consents to any such assignment or subletting, and as a condition thereto, Lessee shall pay to Lessor ninety percent (90%) of all profit derived by Lessee from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rent, and rent adjustments, payable by Lessee under this Lease. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.

         Lessee shall and hereby agrees that it will furnish to Lessor upon request from Lessor a complete statement, certified by an independent certified public accountant, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Lessee agrees that Lessor and its authorized representatives shall be given access at all reasonable times to the books, records and papers of Lessee relating to any such assignment or subletting, and Lessor shall have the right to make copies thereof. The percentage of Lessee's profit due Lessor hereunder shall be paid by Lessee to Lessor within five (5) days of receipt by Lessee of all payments made from time to time by such assignee or sublessee to Lessee.

         For purposes of the foregoing, any change in the partners of Lessee, if Lessee is a partnership, or, if Lessee is a corporation, any transfer of any or all of the shares of stock of Lessee by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation by the person or persons owning a majority of such shares as of the date of this Lease, shall be deemed to be an assignment within the meaning of this
Article XI.

         Any subletting or assignment hereunder shall not release or discharge Lessee of or from any liability, whether past, present or future, under this Lease, and Lessee shall continue fully liable thereunder. The subtenant or subtenants or assignee shall agree in a form satisfactory to Lessor to agree to be obligated for, comply with, and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Lessee shall deliver to Lessor promptly after execution an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Consent by Lessor to any assignment of this Lease or to any subletting of the Premises shall not be a waiver of Lessor's rights under this Article as to any subsequent assignment or subletting.

         Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Article XI shall be of no effect and void. Lessor's right to assign its interest in this Lease shall remain unqualified. Lessor may make a reasonable charge to Lessee for any reasonable attorneys' fees or expenses incident to a review of any documentation related to any proposed assignment or subletting by Lessee.

         Notwithstanding anything to the contrary in this Lease, Lessee shall not assign its rights under this Lease or sublet all or any part of the Premises to a person, firm or corporation which is (or, immediately prior to such subletting or assignment, was) a tenant or occupant of the Complex or any warehouse or office building on property contiguous to the Complex owned by Lessor.

         The consent of Lessor to a transfer may not be unreasonably withheld, provided that Lessor's withholding its consent for any of the following reasons, which list is not exclusive, shall be deemed to be reasonable:

         (a) Financial strength of the proposed transferee must be acceptable to Lessor in Lessor's reasonable discretion;

         (b) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;

         (c) A proposed transferee whose impact on the common areas or the other occupants of the Complex would be disadvantageous; or

         (d) A proposed transferee whose occupancy will require any variation in the terms and conditions of this Lease.

ARTICLE XII. DAMAGE BY FIRE OR OTHER CASUALTY: If fire or other casualty shall render the whole or any material portion of the Premises untenantable, and the Premises can reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then Lessor shall repair and restore the Premises and the Complex to as near their condition prior to the fire or other casualty as is reasonably possible within such one hundred twenty
(120) day period (subject to delays for causes beyond Lessor's reasonable control) and notify Lessee that it will be doing so, such notice to be mailed within thirty (30) days from the date of such damage or destruction, and this Lease shall remain in full force and effect, but the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). If Lessor is required to repair the Complex and/or the Premises, as aforesaid, said work shall be undertaken and prosecuted with all due diligence and speed.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event, then either party, by notice in writing to the other mailed within thirty (30) days from the date of such damage or destruction, may terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         In the event that more than fifty percent (50%) of the value of the Complex is damaged or destroyed by fire or other casualty, and irrespective of whether damage or destruction can be made tenantable within one hundred twenty
(120) days thereafter, then at Lessor's option, by written notice to Lessee, mailed within forty-five (45) days from the date of such damage or destruction, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee.

         If fire or other casualty shall render any portion of the Premises or any material portion of the Complex untenantable and the insurance proceeds are not sufficient to make repairs, then Lessor may, by notice to Lessee, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

         If the Premises or the Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance maintained by Lessor hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be included as a part of the Operating Expenses. If the damage is not covered by such insurance policies and Lessor elects to repair the damage, then Lessee shall pay Lessor a pro rata share of the "deductible amount" (if any) under Lessor's insurance policies based on Lessee's percentage interest of the Premises and, if the damage was due to an act or omission of Lessee, Lessee shall pay Lessor the difference between the actual cost of repair and any insurance proceeds received by Lessor.

         If fire or other casualty shall render the whole or any material part of the Premises untenantable and the Premises cannot reasonably be expected to be made tenantable within one hundred twenty (120) days from the date of such event and neither party hereto terminates this Lease pursuant to its rights herein or in the event that more than fifty percent (50%) of the value of the Complex is damaged or destroyed by fire or other casualty, and Lessor does not terminate this Lease pursuant to its option granted herein, or in the event that fifty percent (50%) or less of the value of the Complex is damaged or destroyed by fire or other casualty and neither the whole nor any material portion of the Premises is rendered untenantable, then Lessor shall repair and restore the Premises and the Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed (subject to delays for causes beyond Lessor's reasonable control) and the rent for the period during which the Premises are untenantable shall be abated pro rata (based upon the portion of the Premises which is untenantable). In no event shall Lessor be obligated to repair or restore any special equipment or improvements installed by Lessee. Anything herein contained to the contrary notwithstanding, Lessor shall not be obligated to spend more than the net insurance proceeds available to Lessor on account of any fire or other casualty in order to repair or restore the Premises or the Complex following such casualty; provided, however, Lessor shall notify Lessee promptly after the casualty if Lessor is unwilling to expend more than available net insurance proceeds.

         In the event of a termination of this Lease pursuant to this Article, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

ARTICLE XIII. EMINENT DOMAIN: If the whole of or any substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and Lessor shall make a pro rata refund of any prepaid rent. All damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Lessor, Lessee hereby assigning to Lessor Lessee's interest, if any, in said award. In the event that fifty percent (50%) or more of the building area or fifty percent (50%) or more of the value of the Complex is taken by public authority under the power of eminent domain, then, at Lessor's option, by written notice to Lessee mailed within sixty (60) days from the date possession shall be taken by such public authority, Lessor may terminate this Lease effective upon a date within ninety (90) days from the date of such notice to Lessee. Further, if the whole of or any material part of the Premises is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render the remaining portion of the Premises unsuitable for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Lessee may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Lessor, such notice to be given to Lessor within thirty (30) days after Lessee receives notice of the taking. Lessee shall not have the right to terminate this Lease pursuant to the preceding sentence unless (i) the business of Lessee conducted in the portion of the Premises taken cannot be carried on with substantially the same utility and efficiency in the remainder of the Premises (or any substitute space securable by Lessee pursuant to clause
(ii) hereof); and (ii) Lessee cannot secure substantially similar (in Lessee's reasonable judgment) alternate space upon the same terms and conditions as set forth in this Lease (including rental) from Lessor in the Complex. Any notice of termination shall specify the date no more than sixty (60) days after the giving of such notice as the date for such termination.

         Anything in this Article XIII to the contrary notwithstanding, Lessee shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Lessee's movable trade fixtures and equipment and for moving expenses; provided, however, Lessee shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold; and, provided further, Lessee shall not be entitled to claim any award to the extent the award to

Lessor would be reduced below the amount which would be allowed to Lessor absent such claim by Lessee. In the event of a partial condemnation of the Complex or the Premises and this Lease is not terminated, Lessor shall, at its sole cost and expense, restore the Premises and Complex to a complete architectural unit and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Base Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking. Notwithstanding the foregoing provisions of this Article, Lessor may terminate this Lease with no further liability to Lessee whatsoever in the event that following any taking of any part of the Complex by condemnation or right of eminent domain, or any conveyance in lieu thereof, any party holding a mortgage, trust deed or similar lien on Lessor's interest in the Complex elects to require the application of an award or payment for the taking or conveyance in lieu thereof to reduce the indebtedness secured by such mortgage, trust deed or similar lien. Lessor's obligation to rebuild, repair or restore under this Article shall in all events be limited to the extent of the net condemnation proceeds available to Lessor therefor.

ARTICLE XIV. SURRENDER OF PREMISES: On the last day of the term of this Lease, or on the sooner termination thereof, Lessee shall peaceably surrender the Premises in good broom-clean condition and repair consistent with Lessee's duty to make repairs as herein provided. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Lessee shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises, and all property not removed shall be deemed abandoned. Lessee hereby appoints Lessor its agent to remove all property of Lessee from the Premises upon termination of this Lease and to cause its transportation and storage for Lessee's benefit, all at the sole cost and risk of Lessee, and Lessor shall not be liable for damage, theft, misappropriation or loss thereof and Lessor shall not be liable in any manner in respect thereto unless caused by the gross negligence or willful misconduct of Lessor or its agents or employees. Lessee shall pay all costs and expenses of such removal, transportation and storage. Lessee shall leave the Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Lessee excepted. Lessee shall reimburse Lessor upon demand for any expenses incurred by Lessor with respect to removal, transportation or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All improvements, alterations, additions, installations and fixtures, other than Lessee's trade fixtures and equipment, which have been made or installed by either Lessor or Lessee upon the Premises shall remain the property of Lessor and shall be surrendered with the Premises as a part thereof, unless Lessee is required to remove same pursuant to the provisions of Article VIII hereof. If the Premises are not surrendered at the end of the term or sooner termination thereof, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor of the combinations of any vaults, locks and safes left on the Premises.

         In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease, but with Lessor's written consent, Lessee shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be escalated to one hundred fifty percent (150%) of the Base Rent payable hereunder immediately prior to the expiration of this Lease. In the event Lessee remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Lessor's written consent, Lessee shall be deemed to be occupying the Premises without claim of right and Lessee shall pay Lessor for all costs arising out of loss or liability resulting from delay by Lessee in so surrendering the Premises as above provided and shall pay as a charge for each day of occupancy an amount equal to two hundred percent (200%) of the Base Rent (on a daily basis) payable hereunder immediately prior to the expiration of this Lease plus the Additional Rent (on a daily basis) then currently being charged by Lessor on new leases in the Complex for space similar to the Premises.

ARTICLE XV. DEFAULT OF LESSEE: The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Lessee:

         A. If Lessee fails to pay any Base Rent or Additional Rent payable under this Lease or fails to pay any obligation required to be paid by Lessee when and as the same shall become due and payable, and such default continues for a period of five (5) days after written notice thereof given by Lessor to Lessee.

         B. If Lessee fails to perform any of Lessee's nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Lessor; provided that if more time is required to complete such performance, Lessee shall not be in default if Lessee commences such performance within the thirty-day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Lessor and is not in addition to any such requirement.

         C. If Lessee, by operation of law or otherwise, violates the provisions of Article XI hereof relating to assignment, sublease, mortgage or other transfer of Lessee's interest in this Lease or in the Premises or in the income arising therefrom.

         D. Lessee, by operation of law or otherwise, violates the provisions of Article XVII.R relating to compliance with environmental laws.

         E. If (i) Lessee makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Lessee and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease and possession is not restored to Lessee within thirty (30) days; or (iv) if substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease is subjected to attachment, execution or other judicial or non-judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subsection does not constitute an Event of Default and a trustee is appointed to take possession (or if Lessee remains a debtor in possession) and such trustee or Lessee transfers Lessee's interest hereunder, then Lessor shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Lessee hereunder. As used in this subsection, the term "Lessee" shall also mean any guarantor of Lessee's obligations under this Lease. If any such Event of Default shall occur, Lessor, at any time during the continuance of any such Event of Default, may give written notice to Lessee stating that this Lease shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease, and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, or in the alternative or in addition to the foregoing remedy, Lessor may assert and have the benefit of any other remedy allowed herein, at law, or in equity.

         Upon the occurrence of an Event of Default by Lessee, and at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have, Lessor shall be entitled to the rights and remedies set forth below:

          A. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall not terminate unless Lessor gives written notice to Lessee of its intention to terminate this Lease and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Lessor shall elect to so terminate this Lease, then Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including:

                  1. The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

                  2. The net proceeds of any reletting affected pursuant to the provisions of this Article XV hereof after deducting all of Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Lessee shall pay such current damages in the amount determined in accordance with the terms of this Article XV as set forth in a written statement thereof from Lessor to Lessee (hereinafter called the "Deficiency"), to Lessor in monthly installments on the days on which the rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly installment of the Deficiency as the same shall arise.

     B. At any time after an Event of Default, whether or not Lessor shall have collected any monthly Deficiency as set forth in this Article XV, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for final damages for Lessee's default, an amount equal to the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Lessee hereunder for the unexpired portion of the term of this Lease (assuming this Lease had not been so terminated). In the computation of present worth, a discount at the rate of 6% per annum shall be employed. If the Premises, or any portion thereof, shall be relet by Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent received upon such reletting shall be offset against any monies claimed pursuant to this subsection. Nothing herein contained or contained in this Article XV shall limit or prejudice the right of Lessor to prove for and obtain, as damages, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

     C. Upon the occurrence of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. If Lessor shall elect to reenter the Premises, Lessor shall not be liable for damages by reason of such reentry.

     D.   If Lessor does not elect to terminate this Lease as provided in this
          Article XV then Lessor may, from time to time, recover all rent as it becomes due under this Lease. At any time thereafter, Lessor may elect to terminate this Lease and to recover damages to which Lessor is entitled.

     E. In the event that Lessor should elect to terminate this Lease and to relet the Premises, it may execute any new lease in its own name. In the event that Lessor should not elect to terminate this Lease, it may re-let the premises to a substitute tenant. Lessee hereunder shall have no right or authority whatsoever to collect any rent from such substitute tenant. The proceeds of any such reletting shall be applied as follows:

          1. First, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, including but not limited to storage charges or brokerage commissions owing from Lessee to Lessor as the result of such reletting;

          2. Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Lessor, in its sole discretion, deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Lessor in connection with the retaking of the Premises and such reletting;

          3. Third, to the payment of rent and other charges due and unpaid hereunder; and

          4. Fourth, to the payment of future rent and other damages payable by Lessee under this Lease.

     Lessor shall not be deemed to have terminated this Lease and the Lessee's right to possession of the leasehold or the liability of Lessee to pay rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Lessor shall have notified Lessee in writing that it has so elected to terminate this Lease. Lessee covenants that the retaking of possession by Lessor or the service by Lessor of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Complex is located and Lessee's surrender of possession pursuant to such notice shall not (unless Lessor elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Lessee) be deemed to be a termination of this Lease or of Lessee's right to possession thereof.

     All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law whether or not stated in this Lease. No waiver by Lessor of a breach of any of the terms, covenants or conditions of this Lease by Lessee shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of Lessee hereunder shall be implied from any omission by Lessor to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar acts by Lessee.

     Lessee shall reimburse Lessor, upon demand, for any reasonable costs or expenses incurred by Lessor in connection with any Event of Default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include, but not be limited to: legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnify Lessor against and hold Lessor harmless from all costs, expenses, demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or action (a) instituted by Lessee, or by any third party against Lessee; (b) for foreclosure of any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding or other proceeding under Title 11 of the United States Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to Lessor or, at Lessor's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

     In addition, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with Lessee's request for Lessor's consent in connection with any act which Lessee proposed to do and which requires Lessor's consent.

    Except to the extent caused by the gross negligence of Lessor or its agents or employees, Lessee hereby waives all claims by Lessor's reentering and taking possession of the Premises or removing and storing the property of Lessee as permitted under this Lease and will save Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor.

ARTICLE XVI. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now or hereafter placed upon the Premises, the Complex, the Property or any portion thereof by Lessor or its successors or assigns, and to amendments, replacements, renewals and extensions thereof. Lessee agrees at any time hereafter, upon demand to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease. It is agreed, nevertheless, that as long as Lessee is not in default in the payment of Base Rent, Additional Rent, and other charges to be paid by Lessee under this Lease and the performance of all covenants, agreements and conditions to be performed by Lessee under this Lease, then neither Lessee's right to quiet enjoyment under this Lease, nor the right of Lessee to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee, trustee or their successors or assigns shall be interfered with.

    The above subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Lessee to effectuate such subordination. Notwithstanding anything hereinabove contained in this Article XVI, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Lessee to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust or ground lease, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or ground lease, and Lessee shall execute such attornment agreement as may be reasonably requested by said holder.

    Lessee agrees, provided the mortgagee, ground lessor or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument shall have notified Lessee in writing (by the way of a notice of assignment of lease or otherwise) of its address, that Lessee shall give such mortgagee, ground lessor, trust deed holder or other secured party ("Mortgagee"), simultaneously with delivery of notice to Lessor, by registered or certified mail, a copy of any such notice of default served upon Lessor. Lessee further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Lessor has to cure such default.

ARTICLE XVII. MICELLANEOUS:

    A. Lessee represents that Lessee has dealt directly with and only with Jackson & Cooksey and Benchmark Realty Advisors, Inc. (Bill Dutton) and Lee & Associates Arizona Real Estate Services Com. (Alan Lowe, Bill Blake and Bill Gosnell (the "Brokers"), as brokers, in connection with this Lease and insofar as Lessee knows, no other broker negotiated or participated in negotiations of this Lease or submitted or showed the Premises or is entitled to any commission in connection therewith. Lessor shall be responsible for paying the commission due the Brokers on account of this Lease pursuant to a separate agreement between Lessor and the Brokers.

    B. Lessee agrees from time to time, upon not less than ten (10) days prior written request by Lessor, to deliver to Lessor a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) Lessor is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Lessee; (v) the amount of any prepaid rent, and (vi) such other matters as may be reasonably requested by Lessor or any Mortgagee or prospective purchaser of the Complex.

    If Lessee does not deliver such statement to Lessor within such ten (10) day period, Lessor and any prospective purchaser or encumbrances of the Premises or the Complex may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Lessor; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Lessor; (iii) that the current amounts of the Base Rent and security deposit are as represented by Lessor and that any charges made against the security deposit are uncontested and valid; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month's Base Rent or other charges have been paid in advance; and (vi) that Lessor is not in default under the Lease. In such event, Lessee shall be estopped from denying the truth of such facts.

    C. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service addressed as follows:

      (i) If addressed to Lessee:

          By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Lessee at:

          Vanstar Corporation
          5964 West Las Positas Boulevard
          Pleasanton, California 94588
          Attention: Tom Heinrich
                     Director of Facilities

          or at such other address as Lessee may hereafter designate by written notice to Lessor, in which case said notice shall be effective at the time of mailing such notice.

     (ii) If addressed to Lessor:
          By forwarding such notice, demand or request by certified or registered mail, postage prepaid, addressed to Lessor at:

          Opus Southwest Corporation
          c/o Normandale Properties Southwest Corporation
          4742 North 24th Street, Suite 100
          Phoenix, Arizona 85016

          After October 1, 1997:

          Opus Southwest Corporation
          c/o Normandale Properties Southwest Corporation
          2415 East Camelback, Suite 850
          Phoenix, Arizona 85016
          Attention: Thomas W. Roberts

          With copy to:

          Opus Southwest Corporation
          4742 North 24th Street
          Suite 100
          Phoenix, Arizona 85016
          Attn: Thomas W. Roberts, President

          After October 1, 1997:

          Opus Southwest Corporation
          2415 East Camelback, Suite 800
          Phoenix, Arizona 85016
          Attention: Thomas W. Roberts

          With copy to:

          Opus U.S. Corporation
          P. O. Box 59110
          Minneapolis, Minnesota 55440
          Attention: Law Department

or at such other address as Lessor and Lessee may hereafter designate by written notice. The effective date of all notices shall be the time of mailing such notice or the date of delivery to a commercial overnight courier service.

    D. All rights and remedies of Lessor under this Lease or that may be provided by law may be executed by Lessor in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article XV, may be commenced and prosecuted to final judgment and execution by Lessor in its own name or in the name of its agent.

    E. Lessor covenants and agrees that Lessee, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease. Time is of the essence of this Lease and each and every provision contained herein, and any extension of time granted by Lessor to Lessee for the performance of any obligation of Lessee under this Lease shall not be considered an extension of time for the performance of any subsequent obligation of Lessee under this Lease.

    F. The covenants and agreements herein contained shall bind and inure to the benefit of Lessor and its successors and assigns and Lessee and its permitted successors and assigns. All obligations of each party constituting Lessee hereunder shall be the joint and several obligations of each such party.

    G. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

    H. Lessee covenants not to go or suffer any waste or damage or disfigurement or injury to the Premises or the Complex and Lessee further covenants that it will not vacate or abandon the Premises during the term of this Lease.

    I. The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owner or owners of the Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Lessor contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Lessor shall be binding on the Lessor, its successors and assigns, only during and in respect to their respective successive periods of ownership.

    In the event of a sale or conveyance by Lessor of the Complex or any part of the Complex, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions herein contained and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Lessee agrees to attorn to the purchaser or grantee, which purchaser or grantee shall be personally obligated on this Lease only so long as it is the owner of Lessor's interest in and to this Lease.

    J. The marginal or topical headings of the several Articles are for convenience only and do not define, limit or construe the contents of said Articles.

    K. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

    L. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Lessor from Lessee or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Lessor's consent is required, unless specifically agreed to in writing by Lessor. Any amounts received by Lessor may be allocated to any specific amounts due from Lessee to Lessor as Lessor determines.

    M. Lessor shall have the right to close any portion of the building area or land area to the extent as may, in Lessor's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein. Lessor shall at all times have full control, management and direction of the Complex, subject to the rights of Lessee in the Premises, and Lessor reserves the right at any time and from time to time to reduce, increase, enclose or otherwise change the size, number and location of buildings, layout and nature of the Complex and the other tenancies, premises and buildings included in the Complex, to construct additional buildings and additions to any building, and to create additional rentable areas through use and/or enclosure of common areas, or otherwise, and to place signs on the Complex, and to change the name, address, number or designation by which the Complex is commonly known. No implied easements are granted by this Lease. Lessor shall in no event be liable for any lack of security in respect to the Complex.

    N. Lessee shall permit Lessor (or its designees) to erect, use, maintain, replace and Repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Lessor may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Complex.

    O. Employees or agents of Lessor have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Lessor and by Lessee. Lessee confirms that Lessor and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and Lessee agrees that no claim or liability shall be asserted by Lessee against Lessor for, and Lessor shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Complex Rules and Regulations, in respect to which subparagraph P of this Article shall prevail, can be modified or altered only by agreement in writing between Lessor and Lessee, and no act or omission of any employee or agent of Lessor shall alter, change or modify any of the provisions hereof.

    P. Lessee shall perform, observe and comply with the Complex Rules and Regulations of the Complex as set forth on Exhibit B attached hereto and by this reference incorporated herein, with respect to the safety, care and cleanliness of the Premises and the Complex, and the preservation of good order thereon, and, upon written notice thereof to Lessee, Lessee shall perform, observe and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Lessor for tenants of the Complex. Lessor shall not be liable to Lessee for any failure of any other tenant or tenants of the Complex to comply with such Complex Rules and Regulations.

    Q. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, including, without limitation, those pertaining to indoor air quality, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Lessee shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Complex as of the commencement of the Lease or which are recorded during the lease term. Lessor shall, in conducting its operations in the Complex, comply with all laws, statutes, ordinances or other governmental rules or regulations now in force or which may hereafter be enacted or promulgated relating to Lessor's operation of the Complex.

    R. Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Lessee shall not allow the storage or use of such substances or materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Warehouse Complex any such materials or substances except to use in the ordinary course of Lessee's business, and then only after written notice is given to Lessor of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional charges if such requirement applies to the Premises. In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor's request concerning Lessee's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Lessee shall indemnify Lessor in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Lessee is in possession, or elsewhere if caused by Lessee or persons acting under Lessee. The within covenants shall survive the expiration or earlier termination of the term of this Lease.

    S. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to Operating Expenses and Real Estate Taxes and all obligations concerning the condition of the Premises.

    T. Any claim which Lessee may have against Lessor for default in performance of any of the obligations herein contained to be kept and performed by Lessor shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within ten (10) days of commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within six (6) months subsequent to the accrual of such cause of action. Furthermore, Lessee agrees to look solely to Lessor's interest in the Complex for the recovery of any judgment from Lessor, it being agreed that Lessor, or if Lessor is a partnership, its partners whether general or limited, or if Lessor is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

    U. Lessee shall furnish to Lessor promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by Lessor evidencing the due authorization of Lessee to enter into this Lease.

    V. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Lessor and Lessee hereunder.

    W. Lessee in its occupancy shall, in all respects, comply with the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101 et seq.), as the same may be amended from time to time (as amended, the "ADA"), and Lessee agrees to indemnify and save Lessor and its managing agent harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any failure or alleged failure of Lessee to comply with the ADA or arising from any claim made under the ADA in connection with the Premises, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; in case any action or proceeding be brought against Lessor or its managing agent by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Lessor.

    Lessor agrees to cause the Tenant Improvements (as hereinafter defined) to be constructed in accordance with the public accommodations provisions of Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. Sec. 12101 et seq.), as presently interpreted and enforced by the governmental bodies having jurisdiction thereof.

    X. Lessee shall not place, or permit to be placed or maintained, on any exterior door, wall or window of the Premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door, or that can be seen through the glass, of the Premises except as specifically approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessors sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

ARTICLE XVIII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XIX. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

     A. Site Plan - Exhibit A.
     B. Complex Rules and Regulations - Exhibit B.
     C. Rider to Lease - Exhibit C.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LESSOR:                                 LESSEE:

OPUS SOUTHWEST CORPORATION,             VANSTAR CORPORATION, a Delaware
a Minnesota corporation                 corporation

By /s/ Thomas Roberts                   By /s/ Tom Heinrich 8/29/97
  ------------------------------          ------------------------------
   Thomas W. Roberts                       Its Director Facilities
   Its President

11/21/97

                            FIRST AMENDMENT TO LEASE                    ORIGINAL

         THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of the 19th day of November, 1997, by and between OPUS WEST CORPORATION, a Minnesota corporation formerly known as Opus Southwest Corporation, hereinafter referred to as "Lessor", and VANSTAR CORPORATION, a Delaware corporation, hereinafter referred to as "Lessee".

                                  WITNESSETH:

         WHEREAS, Lessor and Lessee entered into that certain Lease dated as of September 3, 1997 (the "Lease"), for certain demised premises in the office and warehouse complex located at 7333 South Hardy Road, Tempe, Arizona 85253, known and described as Tempe Commerce Park; and

         WHEREAS, Lessor and Lessee desire to modify the Lease as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. This First Amendment shall be effective as of the date hereof. All capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the same meanings given to them in the Lease.

         2. The third paragraph following "WITNESSETH" on page 1 of the Lease is hereby deleted in its entirety and the following is substituted in its place:

         TO HAVE AND TO HOLD THE SAME PREMISES, without any liability or obligation on the part of Lessor to make any alterations, improvements or repairs of any kind on or about the Premises, except as expressly provided herein, commencing on December 19, 1997 (the "Commencement Date"). The term of this Lease shall end on the date 10 years following the Commencement Date unless sooner terminated in the manner provided hereinafter, to be occupied and used by Lessee for general office and warehouse purposes and for no other purpose, subject to the covenants and agreements hereinafter contained.

         3. Article I of the Lease is hereby deleted in its entirety and the following is hereby substituted in its place:

     ARTICLE I. BASE RENT: In consideration of the leasing aforesaid, Lessee agrees to pay to Lessor, at c/o Opus West Management Corporation, 2415
     East Camelback, Suite 840, Phoenix, Arizona 85016, Attention: Accounting Department, or at such other place as Lessor from time to time may designate in writing, an annual rental as hereinafter set forth, sometimes hereinafter referred to as the "Base Rent", payable monthly, in advance, in installments as hereinafter set forth, commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term:


     APPLICABLE PORTION                                ANNUAL BASE RENT
          OF TERM                                       PER SQUARE FOOT
     ------------------                                ----------------
     December 19, 1997 through the earlier                   $5.32
     of (i) Lessor's delivery of the
     substantially completed Premises or
     (ii) January 22, 1998

     January 23, 1998 through Year 5                        $10.64

     Years 6-10                                             $11.96


     If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

          4. Notwithstanding anything to the contrary contained in Article II of the Lease to the contrary, the parties acknowledge that for the period commencing on the Commencement Date and ending on January 22, 1998, Lessee shall only be obligated to pay one-half (1/2) of the actual amount of Lessee's Pro Rata Share of Real Estate Taxes and one-half (1/2) of the actual amount of Lessee's Pro Rata Share of Operating Expenses. From and after January 23, 1998, Lessee shall be obligated to pay Lessee's Pro Rata Share of Real Estate Taxes and Lessee's Pro Rata Share of Operating Expenses in accordance with the provisions of Article II of the Lease.

          5. Article IV of the Lease is hereby deleted in its entirety and the following is substituted in its place:

     ARTICLE IV. POSSESSION OF PREMISES: If Lessor shall be unable to give possession of the Premises on the Commencement Date because the construction of the Complex or the completion of the Premises has not been sufficiently completed to make the Premises ready for occupancy, or for any other reason, Lessor shall not be subject to any claims, damages or liabilities for the failure to give possession on said date, provided that Lessor shall use commercially reasonable efforts to substantially complete the Premises as soon as is reasonably possible thereafter. Under said circumstances, the term of this Lease shall commence on the Commencement Date and Lessee shall be obligated to accept, in writing, the Premises within three (3) days following the date upon which the Premises are ready for occupancy. If Lessee is given and accepts possession of the Premises on a date earlier than the Commencement Date, the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession of the Premises is given to Lessee.

          The acceptance of possession by Lessee shall be deemed conclusively to establish that the Premises and all other improvements of the Complex required to be constructed by Lessor for use thereof by Lessee hereunder have been completed at such time to Lessee's satisfaction and in conformity with the provisions of this Lease in all respects unless Lessee notifies Lessor in writing within ninety (90) days after commencement of the term as to any items not completed. Lessee waives any claim as to matters not listed in said notice. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the Premises or the Complex or with respect to the suitability or fitness of either for the conduct of Lessee's business or for any other purpose.

          6. In accordance with the provisions of Article XXIX.A of the Lease, in the event Lessee desires any Tenant Improvements having a price in excess of the Tenant Improvement Allowance, Lessee shall pay Lessor in cash for such excess amount. As of the date of this First Amendment, the parties acknowledge and agree that Lessor estimates that the price of the Tenant Improvements will exceed the Tenant Improvement Allowance by approximately Nine Hundred Forty Thousand and No/100ths Dollars ($940,000.00) (the "Improvement Excess"). Lessor and Lessee agree that Lessee shall reimburse Lessor for the Improvement Excess in three payments as approved in writing by Lessor. Lessee further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved, in good condition and repair at all times. Lessee agrees at Lessee's sole cost, that any Lessee sign will be maintained in strict conformance with Lessor's sign criteria, if any, as to design, material, color, location, size, letter style, and method of installation.

ARTICLE XVIII. MISCELLANEOUS TAXES: Lessee shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Lessee located in the Premises, and when possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Lessor. In the event any or all of Lessee's trade fixtures, furnishings, equipment or other personal property, or Lessee's occupancy of the Premises, shall be assessed and taxed with the property of Lessor, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's personal property.

ARTICLE XIX. OTHER PROVISIONS: The following are made a part hereof, with the same force and effect as if specifically set forth herein:

     A. Site Plan - Exhibit A.
     B. Complex Rules and Regulations - Exhibit B.
     C. Rider to Lease - Exhibit C.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LESSOR:                                 LESSEE:

OPUS SOUTHWEST CORPORATION,             VANSTAR CORPORATION, a Delaware
a Minnesota corporation                 corporation

By /s/ Thomas Roberts                   By /s/ Tom Heinrich 8/29/97
  ------------------------------          ------------------------------
   Thomas W. Roberts                       Its Director Facilities
   Its President

                               December l9, 1997

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Vanstar Corporation
5964 West Las Positas Boulevard
Pleasanton, California 94588
Attention: Tom Heinrich
           Director of Facilities

          Re: VANSTAR CORPORATION, a Delaware corporation; Tempe Commerce
              Park -- Building E, Tempe, Arizona

Dear Tenant:

This letter shall constitute notice of the transfer of the above-referenced premises and assignment of the lease for said premises by Opus West Corporation, a Minnesota corporation formerly known as Opus Southwest Corporation ("Former Landlord"), to First Industrial, L.P. ("Successor Landlord"). The rental shall be paid to the Successor Landlord at:

               First Industrial, L.P.
               P.O. Box 75631
               Chicago, Illinois 60675-5631

or if sent by Federal Express or overnight courier:

               The Northern Trust Company
               801 South Canal, 4th Floor
               Receipt and Dispatch
               Chicago, Illinois 60607

               Attn: First Industrial, L.P., Lockbox #75631

Your local First Industrial property management office is located at the following address:

               First Industrial Realty Trust, Inc.
               7615 Golden Triangle Drive, Suite N
               Eden Prairie, Minnesota 55344
               Attn: Mr. Michael Stephens
               (612) 943-2700

However, all formal notices under the lease should be directed to the Successor Landlord at:

               First Industrial, L.P.
               311 South Wacker Drive, Suite 4000
               Chicago, Illinois 60606
               Attn: Chief Operating Officer

and:           First Industrial Realty Trust, Inc.
               7615 Golden Triangle Drive, Suite N
               Eden Prairie, Minnesota 55344
               Attn: Mr. Duane H. Lund

w/copy to:     Barack Ferrazzano Kirschbaum Perlman & Nagelberg
               333 West Wacker Drive
               27th Floor
               Chicago, Illinois 60606
               Attn: Suzanne Bessette-Smith

Please do not hesitate to contact your local First Industrial property management office with any questions. The effective date of this notice is the date of this letter.

OPUS WEST CORPORATION, a                     FIRST INDUSTRIAL, L.P., a Delaware
Minnesota corporation                        limited partnership

                                             By:  FIRST INDUSTRIAL REALTY
                                                  TRUST, INC., its general
                                                  partner

By: /s/ Thomas Roberts
   -------------------------
     Thomas Roberts
     Its President

                                                  By: /s/ Todd A. Geller
                                                     -------------------------
                                                       Todd A. Geller
                                                       Its Signing Officer




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